Exhibit 99.1

SolarWinds Announces Third Quarter 2011 Results

AUSTIN, Texas — October 27, 2011 — SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2011.

•	Record quarterly total revenue of $53.9 million, representing 31% year-over-year growth.

•	GAAP operating income of $25.3 million and non-GAAP operating income of $28.6 million, or a non-GAAP operating margin of 53%.

•	GAAP diluted earnings per share of $0.28 and non-GAAP diluted earnings per share of $0.31.

•	Free cash flow of $32.4 million, representing 41.6% year-over-year growth.

Financial Results

SolarWinds reported record total revenue for the third quarter of 2011 of $53.9 million, a 31% increase over total revenue in the third quarter of 2010. License revenue was a record $25.5 million in the third quarter of 2011, representing a 22% increase over license revenue in the third quarter of 2010. Maintenance revenue was a record $28.4 million in the third quarter of 2011, representing a 40% increase over maintenance revenue in the third quarter of 2010.

On a GAAP basis, diluted earnings per share were $0.28 in the third quarter of 2011 compared to $0.17 in the third quarter of 2010. Non-GAAP diluted earnings per share were $0.31 in the third quarter of 2011 compared to $0.21 in the third quarter of 2010.

Net cash provided by operating activities was $32.5 million in the third quarter of 2011 compared to $13.2 million for the third quarter of 2010, representing a year-over-year increase of 145.5%. Free cash flow was $32.4 million in the third quarter of 2011 compared to $22.9 million for the third quarter of 2010, representing a year-over-year increase of 41.6%. Cash, cash equivalents, and investments at the end of the third quarter of 2011 were $165.8 million, a decrease of $3.7 million from the end of the second quarter of 2011. During the third quarter of 2011, SolarWinds paid approximately $35 million in cash to acquire TriGeo.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

“The third quarter of 2011 adds another page to the compelling story of SolarWinds’ model, and users’ need for our approach to solving IT Management challenges. Once again, we delivered strong results and generated record license and maintenance revenue based on solid performance across our business,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “The strong demand for our products, including the new SolarWinds Log and Event Manager, continued to drive our results in the North American commercial business. And, outside of North America, our commercial business also benefited from growing awareness of the SolarWinds’ brand of powerful, affordable and easy to use IT management products.

Finally, our U.S. federal business had its strongest quarter of sales in the company’s history, driven by healthy deal activity and a building appreciation for the value of our product in the space.”

SolarWinds’ business highlights during the third quarter of 2011 include:

•

SolarWinds completed the acquisition of TriGeo and released Log and Event Manager (LEM), a virtual software appliance based on technology acquired from TriGeo. SolarWinds Log and Event Manager is a powerful, easy to use, and affordable solution that combines log management, event correlation and ad hoc search to give IT professionals the ability to collect large volumes of data from virtually any device on the network and correlate that data in real-time to improve system performance and satisfy compliance and security requirements.

•

SolarWinds introduced SolarWinds Synthetic End User Monitor (SEUM), a new application management offering that allows systems administrators and application support professionals to monitor multi-step, web-based transactions in mission-critical applications.

•

The company continued to receive industry recognition for its product portfolio, with SolarWinds Virtualization Manager winning “Best of VMworld® — Virtualization Management” at VMworld 2011 in Las Vegas.

•

SolarWinds introduced VM-to-Cloud Calculator, a free tool for estimating the cost to move virtual machines to the Cloud and comparing the costs of Amazon EC2®, Windows® Azure, and Rackspace® Cloud Servers.

•

SolarWinds also introduced Web Transaction Watcher, a companion free tool to SolarWinds Synthetic End User Monitor that allows users to easily record the results of a web transaction and be notified of problems.

“Throughout the year, we have made a number of significant investments in our business in an effort to drive continued strong growth in the future. Despite those many investments, which include the acquisitions of TriGeo and Hyper9 earlier this year, we have continued to produce solids levels of profitability and cash flow,” added Mike Berry, SolarWinds’ Chief Financial Officer. “For the third quarter of 2011 in particular, we generated record operating income, net income, and cash flow from operations in addition to record revenue. We believe our ability to deliver this combination of strong growth, profitability, and cash flow truly highlights the efforts of the entire SolarWinds’ team and the strength of our unique business model.”

Financial Outlook

As of October 27, 2011, SolarWinds is providing its financial outlook for its fourth quarter and full year of 2011. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, and non-GAAP diluted earnings per share, for the fourth quarter of 2011 and for the full year 2011. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Fourth Quarter of 2011

SolarWinds management currently expects to achieve the following results for the fourth quarter of 2011:

•	Total revenue in the range of $52.8—$54.2 million.

•	Non-GAAP operating income representing approximately 49% of revenue.

•	Non-GAAP diluted earnings per share of $0.23—$0.25.

•	Weighted average shares outstanding of approximately 75.0 million.

Financial Outlook for Full Year 2011

SolarWinds management currently expects to achieve the following results for the full year 2011:

•	Total revenue in the range of $195.55—$196.95 million.

•	Non-GAAP operating income representing approximately 51% of revenue.

•	Non-GAAP diluted earnings per share of $0.98—$1.00.

•	Weighted average shares outstanding of approximately 74.5 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 8:00am CDT (9:00am EDT/6:00am PDT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-503-8169 and internationally at +1-719-325-2458. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “believes,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in

SolarWinds’ pricing policies or those of its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-Q that SolarWinds anticipates filing on or before November 9, 2011. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use certain of these non-GAAP measures to assess operational performance and to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly-titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for the most comparable GAAP measures. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide — from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds, the SolarWinds logo and _thwack are exclusive trademarks of SolarWinds, are registered with the U.S. patent and trademark office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks and logos may be common law marks or registered or pending registration in the United States or in other countries. All other trademarks or registered trademarks mentioned herein are used for identification purposes only and may be trademarks or registered trademarks of their respective companies.

© Copyright 2011 SolarWinds, Inc.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$135,823	$142,003
Short-term investments	27,625	—
Accounts receivable, net of allowances of $250 and $201 as of September 30, 2011 and December 31, 2010, respectively	28,476	20,255
Income tax receivable	1,776	10,350
Deferred taxes	322	261
Other current assets	3,071	3,210

Total current assets	197,093	176,079
Property and equipment, net	7,053	6,702
Long-term investments	2,329	—
Deferred taxes	4,357	4,099
Goodwill	79,798	40,424
Intangible assets and other, net	41,252	20,173

Total assets	$331,882	$247,477

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,499	$2,150
Accrued liabilities	8,330	8,588
Accrued earnout	2,543	4,000
Income taxes payable	574	555
Current portion of deferred revenue	69,589	52,583

Total current liabilities	83,535	67,876
Long-term liabilities:
Deferred revenue, net of current portion	3,381	3,175
Other long-term liabilities	1,546	817

Total liabilities	88,462	71,868
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 73,042,747 and 71,658,808 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	73	72
Additional paid-in capital	187,750	165,972
Accumulated other comprehensive loss	(1,065)	(1,256)
Accumulated earnings	56,662	10,821

Total stockholders’ equity	243,420	175,609

Total liabilities and stockholders’ equity	$331,882	$247,477

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
License	$25,522	$20,850	$66,971	$55,735
Maintenance and other	28,426	20,304	75,778	55,252

Total revenue	53,948	41,154	142,749	110,987
Cost of license revenue	1,337	490	2,911	1,307
Cost of maintenance and other revenue	2,201	1,547	5,680	4,349

Gross profit	50,410	39,117	134,158	105,331
Operating expenses:
Sales and marketing	14,193	10,993	38,698	31,930
Research and development	5,568	4,054	15,640	11,505
General and administrative	6,996	5,860	19,983	18,106
Accrued earnout gain	(1,600)	—	(1,600)	—

Total operating expenses	25,157	20,907	72,721	61,541

Operating income	25,253	18,210	61,437	43,790
Other income (expense):
Interest income	89	35	214	135
Interest expense	—	—	—	(1,146)
Other income (expense)	537	(174)	21	37

Total other income (expense)	626	(139)	235	(974)

Income before income taxes	25,879	18,071	61,672	42,816
Income tax expense	4,991	5,912	15,523	13,384

Net income	$20,888	$12,159	$46,149	$29,432

Net income per share:
Basic earnings per share	$0.29	$0.18	$0.63	$0.43

Diluted earnings per share	$0.28	$0.17	$0.62	$0.40

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	72,947	68,668	72,677	68,052

Shares used in computation of diluted earnings per share	74,457	72,511	74,269	72,832

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP cost of revenue	$3,538	$2,037	$8,591	$5,656
Amortization of intangible assets (1)	(1,188)	(459)	(2,641)	(1,267)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(44)	(46)	(144)	(134)

Non-GAAP cost of revenue	$2,306	$1,532	$5,806	$4,255

GAAP gross profit	$50,410	$39,117	$134,158	$105,331
Amortization of intangible assets (1)	1,188	459	2,641	1,267
Stock-based compensation expense and related employer-paid payroll taxes (2)	44	46	144	134

Non-GAAP gross profit	$51,642	$39,622	$136,943	$106,732

GAAP gross profit as a % of revenue	93.4%	95.1%	94.0%	94.9%
Amortization of intangible assets as a % of revenue (1)	2.2	1.1	1.9	1.1
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	0.1	0.1	0.1	0.1

Non-GAAP gross profit as a % of revenue	95.7%	96.3%	95.9%	96.2%

GAAP sales and marketing expense	$14,193	$10,993	$38,698	$31,930
Stock-based compensation expense and related employer-paid payroll taxes (2)	(715)	(707)	(2,545)	(2,220)

Non-GAAP sales and marketing expense	$13,478	$10,286	$36,153	$29,710

GAAP research and development expense	$5,568	$4,054	$15,640	$11,505
Stock-based compensation expense and related employer-paid payroll taxes (2)	(399)	(405)	(1,275)	(1,245)

Non-GAAP research and development expense	$5,169	$3,649	$14,365	$10,260

GAAP general and administrative expense	$6,996	$5,860	$19,983	$18,106
Amortization of intangible assets (1)	(877)	(383)	(2,031)	(1,051)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,507)	(1,660)	(4,368)	(6,179)
Public offering costs (3)	—	—	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	(208)
Acquisition related adjustments (4)	(228)	—	(1,142)	(410)

Non-GAAP general and administrative expense	$4,384	$3,817	$12,442	$10,305

GAAP accrued earnout gain	$1,600	$—	$1,600	$—
Acquisition related adjustments (4)	(1,600)	—	(1,600)	—

Non-GAAP accrued earnout gain	$—	$—	$—	$—

GAAP operating expense	$25,157	$20,907	$72,721	$61,541
Amortization of intangible assets (1)	(877)	(383)	(2,031)	(1,051)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(2,621)	(2,772)	(8,188)	(9,644)
Public offering costs (3)	—	—	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	(208)
Acquisition related adjustments (4)	1,372	—	458	(410)

Non-GAAP operating expense	$23,031	$17,752	$62,960	$50,275

GAAP operating income	$25,253	$18,210	$61,437	$43,790
Amortization of intangible assets (1)	2,065	842	4,672	2,318
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,665	2,818	8,332	9,778
Public offering costs (3)	—	—	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	208
Acquisition related adjustments (4)	(1,372)	—	(458)	410

Non-GAAP operating income	$28,611	$21,870	$73,983	$56,457

GAAP operating margin	46.8%	44.2%	43.0%	39.5%
Amortization of intangible assets as a % of revenue (1)	3.8	2.0	3.3	2.1
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	4.9	6.8	5.8	8.8
Public offering costs as a % of revenue (3)	0.0	0.0	0.0	0.2
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	0.0	0.0	0.0	-0.2
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	0.0	0.0	0.0	0.2
Acquisition related adjustments as a % of revenue (4)	(2.5)	0.0	(0.3)	0.4

Non-GAAP operating margin	53.0%	53.1%	51.8%	50.9%

GAAP other income (expense), net	$626	$(139)	$235	$(974)
Debt issuance costs write-off (3)	—	—	—	334
Acquisition related adjustments (4)	97	162	205	162

Non-GAAP other income (expense), net	$723	$23	$440	$(478)

GAAP income tax expense	$4,991	$5,912	$15,523	$13,384
Income tax effect on non-GAAP exclusions (3)	1,355	1,070	3,525	3,587

Non-GAAP income tax expense	$6,346	$6,982	$19,048	$16,971

GAAP net income	$20,888	$12,159	$46,149	$29,432
Amortization of intangible assets (1)	2,065	842	4,672	2,318
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,665	2,818	8,332	9,778
Debt issuance costs write-off (3)	—	—	—	334
Public offering costs (3)	—	—	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	208
Acquisition related adjustments (4)	(1,275)	162	(253)	572
Tax benefits associated with above adjustments (3)	(1,355)	(1,070)	(3,525)	(3,587)

Non-GAAP net income	$22,988	$14,911	$55,375	$39,008

Non-GAAP diluted earnings per share (5)	$0.31	$0.21	$0.75	$0.54

Weighted average shares used in computing diluted earnings per share	74,457	72,511	74,269	72,832

GAAP net income as a % of revenue	38.7%	29.5%	32.3%	26.5%
Amortization of intangible assets as a % of revenue (1)	3.8	2.0	3.3	2.1
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	4.9	6.8	5.8	8.8
Debt issuance costs write-off as a % of revenue (3)	0.0	0.0	0.0	0.3
Public offering costs as a % of revenue (3)	0.0	0.0	0.0	0.2
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	0.0	0.0	0.0	(0.2)
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	0.0	0.0	0.0	0.2
Acquisition related adjustments as a % of revenue (4)	(2.4)	0.4	(0.2)	0.5
Tax benefits associated with above adjustments as a % of revenue (3)	(2.5)	(2.6)	(2.5)	(3.2)

Non-GAAP net income as a % of revenue	42.6%	36.2%	38.8%	35.1%

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets. Because of varying fair value amounts of intangible assets, subjective impairment assumptions and the variety of useful lives, which affect the recognition of amortization expense, we believe that the exclusion of amortization expense allows for more accurate comparisons of our operating results to our peer companies. We also exclude amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)	Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock- based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
(3)	Other Items. We exclude certain other unplanned items which we believe are not indicative of our continuing operations and which amounts and timing are difficult to estimate in advance, including the following, when applicable: (i) write-off of debt issuance costs; (ii) public offering costs; (iii) lawsuit settlement costs and related legal fees, net of related reimbursements from insurance proceeds; (iv) severance costs related to retirement of certain executive officers; and (v) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Although these events are reflected in our GAAP financials, these transactions which are not indicative of our continuing operations may limit the comparability of our ongoing operations with prior and future periods. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
(4)	Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with aquisitions (iii) changes in fair value of contingent consideration; (iv) costs related to integrating the acquired businesses; and (v) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
(5)	Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The non-GAAP diluted earnings per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

SolarWinds, Inc.

Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$32,470	$13,228	$74,973	$46,049
Excess tax benefit from stock-based compensation	693	10,174	5,132	17,367
Purchases of property and equipment	(780)	(533)	(1,843)	(1,967)

Free cash flow (1)	$32,383	$22,869	$78,262	$61,449

(1)	Free Cash Flow: We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchase of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$20,888	$12,159	$46,149	$29,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,765	1,404	6,723	3,896
Provision for doubtful accounts	18	119	86	134
Stock-based compensation expense	2,634	2,345	8,084	8,954
Accrued earnout gain	(1,600)	—	(1,600)	—
Deferred taxes	(257)	920	36	409
Excess tax benefit from stock-based compensation	(693)	(10,174)	(5,132)	(17,367)
Other non-cash expenses	146	178	359	679
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,108)	(6,853)	(8,262)	(8,844)
Income taxes receivable	84	523	(25)	30
Prepaid income taxes	—	—	—	4,675
Prepaid and other current assets	641	192	389	(430)
Accounts payable	(125)	(221)	338	(1,362)
Accrued liabilities	1,296	1,779	(488)	1,471
Accrued interest payable	—	—	—	(539)
Income taxes payable	4,449	4,253	14,249	11,713
Deferred revenue and other liabilities	8,332	6,604	14,067	13,198

Net cash provided by operating activities	32,470	13,228	74,973	46,049
Cash flows from investing activities
Purchases of short-term,long-term investments	(30,179)	—	(30,179)	—
Purchases of property and equipment	(780)	(533)	(1,843)	(1,967)
Purchases of intangible assets and other	(262)	(442)	(554)	(651)
Acquisition of businesses, net of cash acquired	(35,483)	—	(58,483)	(28,039)
Earnout payments for acquisitions	—	—	(3,743)	—

Net cash used in investing activities	(66,704)	(975)	(94,802)	(30,657)
Cash flows from financing activities
Repurchase of common stock	—	(24,987)	(307)	(24,987)
Exercise of stock options	1,762	8,935	8,771	14,771
Excess tax benefit from stock-based compensation	693	10,174	5,132	17,367
Repayment of long-term debt	—	—	—	(44,097)
Repayments of capital lease obligations	—	—	—	(9)

Net cash provided by (used in) financing activities	2,455	(5,878)	13,596	(36,955)
Effect of exchange rate changes on cash and cash equivalents	(1,911)	1,695	53	(388)

Net increase (decrease) in cash and cash equivalents	(33,690)	8,070	(6,180)	(21,951)
Cash and cash equivalents
Beginning of period	169,513	99,767	142,003	129,788

End of period	$135,823	$107,837	$135,823	$107,837

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—	$—	$1,280

Cash paid (received) for income taxes	$646	$201	$1,110	$(3,457)

Noncash investing and financing transactions
Accrued earnout	$—	$—	$3,938	$3,743

Stock issued for acquisition	$—	$—	$—	$9,221